Exhibit 24.1





                                 August 20, 1997


W. L. Westbrook, Warren Y. Jobe and Wayne Boston


Dear Sirs:

         Georgia Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to preferred and capital securities of a statutory business trust or trusts (or other special purpose entity or entities) and guarantee or guarantees and debt instruments of Georgia Power Company, or any combination of such securities, in an aggregate amount of up to $1 billion.

         Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Georgia Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Georgia Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                       Yours very truly,

                                       GEORGIA POWER COMPANY



                                       By  /s/H. Allen Franklin
                                              H. Allen Franklin
                                                President and
                                            Chief Executive Officer

     /s/ Daniel P. Amos                           /s/ G. Joseph Prendrgast
       Daniel P. Amos                               G. Joseph Prendergast



   /s/ Juanita P. Baranco                           /s/ Herman J. Russell
     Juanita P. Baranco                               Herman J. Russell



     /s/ A. W. Dahlberg                         ______________________________
       A. W. Dahlberg                                 Gloria M. Shatto



/s/ William A. Fickling, Jr.                        /s/ William J. Vereen
  William A. Fickling, Jr.                          William Jerry Vereen



    /s/ H. Allen Franklin                               /s/ Carl Ware
      H. Allen Franklin                                   Carl Ware



    /s/ L. G. Hardman III                          /s/ Thomas R. Williams
      L. G. Hardman III                              Thomas R. Williams



     /s/ Warren Y. Jobe                             /s/ Cliff S. Thrasher
       Warren Y. Jobe                                 Cliff S. Thrasher



  /s/ James R. Lientz, Jr.                          /s/ Judy M. Anderson
    James R. Lientz, Jr.                              Judy M. Anderson

Extract from minutes of meeting of the board of directors of Georgia Power Company.

                             - - - - - - - - - - - -

                  RESOLVED: That for the purpose of signing and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or statements covering up to an aggregate of $1,000,000,000 of preferred and capital securities of a statutory business trust or trusts (or other special purpose entity or entities) and guarantee or guarantees and debt instruments of Georgia Power Company, or any combination of such securities, and of amending such registration statement or statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments) to such registration statement or statements (both before and after such statement or statements become effective), this Company, its officers and the members of its Board of Directors are authorized to grant their several powers of attorney to W. L. Westbrook, Warren Y. Jobe and Wayne Boston.

                             - - - - - - - - - - - -

         The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Georgia Power Company, duly held on August 20, 1997, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  January 8, 1997                               GEORGIA POWER COMPANY



                                                     By    /s/Wayne Boston
                                                            Wayne Boston
                                                         Assistant Secretary